Exhibit 10.4

AMENDMENT NO. 8

TO THE

LYDALL

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT, made as of the 30th day of December, 2005 by Lydall, Inc. (the “Employer”).

WITNESSETH:

WHEREAS, the Employer, acting through the Compensation and Stock Option Committee of its Board of Directors, reserved the right to amend the Lydall Supplemental Executive Retirement Plan (“SERP”) in Section 5.05 of the SERP; and

WHEREAS, the Employer wishes to cease further benefits under the SERP as of December 31, 2005;

NOW THEREFORE, the Employer hereby amends the SERP as follows:

Section 2.01 of the SERP is amended by adding the following sentence at the end thereof:

Notwithstanding anything contained in the SERP to the contrary, no Executive who is not a Participant in the SERP as of December 31, 2005 shall be eligible to participate in the SERP.

Section 3.01 of the SERP is amended by adding the following sentence at the beginning thereof:

Notwithstanding anything contained in this Section 3.01 to the contrary, the benefit for any Participant shall be frozen as of December 31, 2005 and no additional benefits shall accrue after that date.

AMENDMENT No. 8 executed at Manchester, Connecticut as of this 2nd day of January 2006.

LYDALL, INC.

By:	/S/ DAVID FREEMAN
David Freeman President and Chief Executive Officer